Exhibit 10.1

THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT

THIS THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Amendment”) is dated as of January 22, 2014 by and among EXELIXIS, INC., a Delaware corporation (“Borrower”), DEERFIELD PRIVATE DESIGN FUND, L.P., a Delaware limited partnership (“DPDF”), DEERFIELD PRIVATE DESIGN INTERNATIONAL, L.P., a limited partnership organized under the laws of the British Virgin Islands (together with DPDF, collectively, referred to as “Purchasers”), DEERFIELD PARTNERS, L.P., a Delaware limited partnership (“DPLP”), and DEERFIELD INTERNATIONAL MASTER FUND, L.P., a limited partnership organized under the laws of the British Virgin Islands (together with DPLP, collectively, the “Assignees”).

W I T N E S S E T H:

WHEREAS, Borrower and Purchasers have entered into that certain Note Purchase Agreement dated as of June 2, 2010 (as the same may be amended, modified, restated or otherwise supplemented from time to time, the “Purchase Agreement”);

WHEREAS, Borrower has requested that Purchasers and Assignees amend the Purchase Agreement in certain respects; and

WHEREAS, Purchasers and Assignees are willing to amend the Purchase Agreement on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

1. Defined Terms. Capitalized terms used herein which are defined in the Purchase Agreement, unless otherwise defined herein, shall have the meanings ascribed to them in the Purchase Agreement.

2. Amendments to Purchase Agreement.

Upon the satisfaction of the conditions set forth in Section 3 to this Amendment the Purchase Agreement shall be amended as follows:

a. The definition of “Customary Subordination Terms” in Section 1.1 of the Purchase Agreement is hereby deleted in its entirety and the following is inserted in substitution therefor:

“Customary Subordination Terms” means, with respect to any subordinated Indebtedness, that (1) no payment in respect of such Indebtedness may be made if (a) an Event of Default pursuant to Section 5.5(a) shall have occurred and is continuing, including as a result of the delivery of an Acceleration Notice (as defined in Section 5.5), until such Acceleration Notice is rescinded or the Notes have been paid in full or (b) any other Event of Default shall have occurred and be continuing and the Purchasers shall have sent to the Borrower a notice of default (a “Payment Blockage Notice”); provided that no more than one Payment Blockage Notice may be sent during any 365 day period and payments in respect of such Indebtedness may resume upon the earliest to occur of (i) the date on which such default is cured or waived in writing by Purchasers or Assignees (ii) 91 days after the date the Notes are paid in full, (iii) the date 179 days after the date on which the Payment Blockage Notice is received, and (iv) the date the Payment Blockage Notice is rescinded, and (2), in the case of any Indebtedness specified in clause (d) of the definition of Permitted Indebtedness, such Indebtedness matures on or after, does not require any scheduled amortization or other scheduled payments of principal and is not prepaid by Borrower (except as permitted under Section 5.2(c)), prior to January 1, 2019 (it being understood that any provision requiring an offer to purchase such Indebtedness as a result of a change of control or asset sale shall not violate the foregoing restriction, provided that the Obligations are concurrently repaid in full).

b. The definition of “Development/Commercialization Revenue” in Section 1.1 of the Purchase Agreement is hereby deleted in its entirety and the following is inserted in substitution therefor:

““Development/Commercialization Revenue” means, with respect to any fiscal year of the Borrower, (a) all cash consideration actually received by the Borrower and its Subsidiaries from any Person, other than the Borrower or any of its Subsidiaries, during such fiscal year relating to (i) upfront payments pursuant to any Development/Commercialization Agreements, and (ii) milestone, profit share and royalty payments pursuant to any Development/Commercialization Agreements, and (b) any cash actually received by the Borrower and its Subsidiaries from any Person, other than the Borrower or any of its Subsidiaries, during such fiscal year from the monetization of any non-cash consideration relating to payments described in clauses (i) and (ii) above; provided, in each case, (x) any payments received by the Borrower or any of its Subsidiaries in respect of the expenses of sponsored research and any other expenses and capital expenditures incurred by the Borrower or any of its Subsidiaries and reimbursed pursuant to any Development/Commercialization Agreement, (y) any revenue derived from Product Sales, and (z) any proceeds from an Intellectual Property Sale shall, in each case, be excluded from the definition of Development/Commercialization Revenue.”

c. The definition of “Discount Factor” in Section 1.1 of the Purchase Agreement is hereby deleted in its entirety.

d. The definition of Excluded Taxes is hereby deleted in its entirety and the following is inserted in substitution therefor:

“Excluded Taxes” means (i) all income taxes, minimum or alternative minimum income taxes, withholding taxes imposed on gross amounts, any tax determined based upon income, capital gains, gross income, sales, net profits, windfall profits or similar items, franchise taxes (or any other tax measured by capital, capital stock or net worth), gross receipts taxes, branch profits taxes, margin taxes (or any other taxes imposed on or measured by net income, or imposed in lieu of net income) in any jurisdiction by any Government Authority (or political subdivision or taxing authority thereof) other than, solely with respect to a Purchaser that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, any Taxes imposed by any U.S. federal, U.S. state or U.S. local Government Authority in connection with any payments received (whether in cash or stock) under this Agreement by such Purchaser or with the execution and delivery of, and the performance of its obligations under, this Agreement, other than Taxes imposed with respect to FATCA and (ii) any withholding Tax imposed by the United States under FATCA as a direct result of such Purchaser’s or Assignee’s failure to deliver the required IRS forms certifying as to its exemption from withholding under FATCA”.

e. The definition of “Excluded Transaction” in Section 1.1 of the Purchase Agreement is hereby deleted in its entirety and the following is inserted in substitution therefor:

“Excluded Transaction” means any of the following transactions:

(a) the entering into any collaborative arrangement, licensing agreement, joint venture or partnership providing for the research, development or commercial exploitation of compounds, products or services that provides for the payments received therefrom or the Borrower’s income or profits to be shared with another Person, including, without limitation, (1) the grant, to an entity engaged in the pharmaceutical or biotechnology industry, of a license or option to obtain a license to any of the Borrower’s Intellectual Property or other assets, provided that the Borrower or a wholly owned Subsidiary of the Borrower (and not any third party or any of the Borrower’s stockholders) directly receives from such entity all consideration paid or payable by such entity in consideration of such grant (other than any payments made by such third party in satisfaction of obligations of the Borrower or its wholly-owned Subsidiaries), which consideration may, but need not, include (without limitation) upfront, milestone, royalty and profit-sharing payments, and (2) the grant of a license or option to obtain a license to, or the sale or other transfer of, the Borrower’s Intellectual Property or other assets to any entity that intends to research and develop or commercialize products or services covered by such Intellectual Property or embodying or arising from such other assets, whether directly or through the Borrower or another entity, provided that the Borrower or a wholly owned Subsidiary of the Borrower (and not any third party or any of the Borrower’s stockholders) retains the right or has the obligation to reacquire such Intellectual Property or other assets at a price no more than an amount that reasonably reflects the value of such assets or Intellectual Property or to terminate such license or option;

(b) the incurrence, grant or existence of, or any sale or transfer of any assets in connection with, any Permitted Lien; or

(c) Product Sales;

provided, however, notwithstanding any provision of this definition to the contrary, an Intellectual Property Sale shall not constitute an Excluded Transaction.”

f. Subsection (b) of the definition of “Major Transaction” in Section 1.1 of the Purchase Agreement is hereby deleted in its entirety and the following is inserted in substitution therefor:

“(b)(i) the sale or transfer of assets in one transaction or a series of related transactions for a purchase price (excluding any consideration allocable to any Excluded Transaction or Intellectual Property Sale relating to cabozantinib) (“Aggregate Consideration”) of more than (i) $400 million or (ii) 50% of Borrower’s Market Capitalization (as defined below). “Market Capitalization” means the product of (x) the number of issued and outstanding shares of Common Stock as of the Trading Day (as defined in Section 2.9) immediately preceding the date of the execution of the definitive agreement relating to such transaction or transactions, multiplied by (y) the per share closing price of the Common Stock on such Trading Day.”

g. The definition of “Maturity Date” in Section 1.1 of the Purchase Agreement is hereby amended by adding the following proviso to the end thereof:

“; provided, however, that in the event of an Extension, “Maturity Date” means July 1, 2018.”

h. The definition of “Notes” in Section 1.1 of the Purchase Agreement is hereby deleted in its entirety and the following is inserted in substitution therefor:

““Notes” means the secured convertible notes purchased by the Purchasers pursuant to Section 2.1 hereof or assigned to the Assignees in the forms attached hereto as Exhibit A-1 and Exhibit A-2, as amended, modified, restated or supplemented from time to time.”

i. The definition of “Optional Prepayment Price” in Section 1.1 of the Purchase Agreement is hereby deleted in its entirety.

j. The definition of “Permitted Indebtedness” in Section 1.1 of the Purchase Agreement is hereby deleted in its entirety and the following shall be deemed inserted in substitution therefor, provided that if Borrower’s right to make an Extension Election shall have expired or Borrower has previously irrevocably waived, in writing, Borrower’s right to make an Extension Election, then the definition of “Permitted Indebtedness” shall revert to the definition in Section 1.1 of the Purchase Agreement, without giving effect to this Section 2(j):

““Permitted Indebtedness” means: (a) Indebtedness of Borrower in favor of the Purchasers arising under the Notes and this Agreement, (b) Indebtedness existing as of the date hereof and disclosed on Exhibit B hereof, (c) Indebtedness to trade creditors incurred in the ordinary course of business, (d) Indebtedness incurred in connection with and owed to other parties (or one or more Affiliates of the other parties) to, collaboration, licensing, joint venture or partnership arrangements (i) prior to January 22, 2014, or (ii) on or after January 22, 2014 if such Indebtedness is contractually subject to Customary Subordination Terms or otherwise subordinated to the Obligations by written agreement on terms and conditions acceptable to the Purchasers, (e) Indebtedness in respect of purchase money financing, capital lease obligations and equipment financing facilities, including without limitation, indebtedness pursuant to that certain Loan and Security Agreement, dated as of May 22, 2002, as amended, supplemented or otherwise modified from time to time, between the Borrower and Silicon Valley Bank (and any borrowings thereunder converted into term loans), (f) (i) the Convertible Notes and (ii) unsecured Indebtedness consisting of subordinated convertible notes so long as such notes are contractually subordinated on Customary Subordination Terms or otherwise subordinated to the Obligations by written agreement on terms and conditions acceptable to the Purchasers, (g) Indebtedness incurred to finance insurance premiums or time-based license or royalty payments, in each case in the ordinary course of business, (h) Indebtedness in respect of netting services, overdraft protections and other similar and customary services in connection with deposit accounts, (i) guaranties in the ordinary course of business of the obligations of suppliers, customers and licenses of the Borrower, (j) Indebtedness owed to any Subsidiary subordinated to the Obligations and evidenced by an intercompany note that includes the subordination provisions set forth on Exhibit D or otherwise subordinated to the Obligations on terms and conditions acceptable to Purchasers, (k) Indebtedness in respect of any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward interest rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, interest rate or foreign exchange rate cap, floor or collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), in each case in the ordinary course of business, (l) any Indebtedness the net proceeds of which are used to prepay the Notes, (m) Indebtedness in respect of workers’ compensation claims, self-insurance obligations, indemnities, bankers’ acceptances, performance and surety bonds, appeal or other similar bonds, in each case in the ordinary course of business, in any such case, any reimbursement obligations in connection therewith, (n) Indebtedness in connection with letter of credit obligations incurred in the ordinary course of business, (o) Indebtedness arising from agreements providing for indemnification, and (p) extensions, refinancings, replacements and renewals of any items of Permitted Indebtedness, provided that the principal amounts and premiums, if any, are not increased (plus the amount of any costs and expenses incurred therewith).”

k. The definition of “Principal Amount” in Section 1.1 of the Purchase Agreement is hereby deleted in its entirety and the following is inserted in substitution therefor:

““Principal Amount” means, with respect to any Note (or portion thereof), the principal amount of such Note (or portion thereof) payable at maturity thereof, and with respect to all Notes, means $124,000,000, in each case, less any repayments pursuant to Sections 2.2 and 2.10 hereof, and plus any additional loans, whether in the form of principal or interest, pursuant to Section 2.10 hereof.”

l. Section 1.1 of the Purchase Agreement is hereby amended to add the following additional defined terms:

“Assignees” means collectively, Deerfield Partners, L.P., a Delaware limited partnership, and Deerfield International Master Fund, L.P., a limited partnership organized under the laws of the British Virgin Islands.

“Exchange Act” means the United States Securities and Exchange Act of 1934, as amended.

“Exclusive License” means, with respect to any drug or pharmaceutical product, any license to the Intellectual Property relating to such drug or pharmaceutical product with a term greater than, or substantially equal to the remaining expected useful life, or, if applicable, patent life of such Intellectual Property (unless terminable prior to such time without material penalty or premium by the licensor) and which provides for exclusive rights to develop, commercialize, sell, market and promote such drug or product within the United States, Europe and/or Japan; provided that an “Exclusive License” shall not include (a) any license solely to sell, offer for sale, use, promote and/or distribute any such drug or product on an exclusive basis within any particular geographic region or territory in consideration for sales based payments to Borrower, (b) any licenses, which may be exclusive, solely to manufacture any such drug or product, and (c) any license solely to manufacture, use, promote, offer for sale and/or sell any authorized generic version of such drug or product.

“Extension” means an extension of the Maturity Date pursuant to Section 2.10.

“Extension Election” has the meaning given such term in Section 2.10.

“Election Date” has the meaning given such term in Section 2.10.

“FATCA” means Sections 1471 through 1474 of the Code, as amended, or any amended or successor version thereof, any Treasury Regulations or other official interpretations thereof, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“Intellectual Property” shall have the meaning provided therefor in the Security Agreement.

“Intellectual Property Sale” means any sale, assignment, the grant of any Exclusive License or other transfer of the rights, title or interest of Borrower or any of its Subsidiaries in Intellectual Property as a result of which the Borrower or its Subsidiary transfers all or substantially all of its legal or economic interests, in the Intellectual Property in a transaction whereby the predominate consideration received for transferred interests in such Intellectual Property is to be received upfront as compared to any retained or reversionary interests in such Intellectual Property and any rights of the Borrower or any of its Subsidiaries to royalties, milestones, profit sharing and other future payments in respect of such Intellectual Property; provided that an Intellectual Property Sale does not include (a) the assignment, cancellation, abandonment or other disposition of Intellectual Property that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful for the sale of the applicable drug or product or in the conduct of the business of Borrower and its Subsidiaries, taken as a whole and which does not have material value, or (b) any license or sublicense that is not an Exclusive License.

“Prepayment Price” has the meaning given such term in Section 2.2(e).

“Product Sales” means the sale or distribution by the Borrower or any of its Subsidiaries of drug or pharmaceutical products in the ordinary course of Borrower’s or such Subsidiary’s business.

“Registration Rights Agreement” means the Registration Rights Agreement in the form of Exhibit B to the Third Amendment.

“Supplemental Indenture” means that certain First Supplemental Indenture dated as of August 14, 2012 to the Indenture dated as of August 14, 2012 between Borrower and Wells Fargo Bank, National Association as Trustee with respect to the Convertible Notes.

“Third Amendment” means the Third Amendment to Note Purchase Agreement dated as of January 22, 2014 among Borrower, Purchasers and Assignees.

“Warrants” shall have the meaning provided therefor in the Third Amendment.

m. Section 2.2 of the Purchase Agreement is deleted in its entirety and substituted by the following:

“(a) Subject to Maximum Annual Prepayment Amount, on or before January 10, 2015, the Borrower shall prepay a portion of the Principal Amount of the Notes equal to 15% of the Development/Commercialization Revenue actually received by the Borrower during the first three quarters of the previous fiscal year (the “Quarterly Prepayment Amount”) and from and after an Extension and receipt by Borrower of an Election Notice, Borrower shall, on or before each of January 10, 2016, 2017 and 2018, prepay a portion of the Principal Amount of the Notes in an amount of up to the Quarterly Prepayment Amount for the applicable previous fiscal year.

In the event of receipt of an Election Notice and subject to the Maximum Annual Prepayment Amount, Borrower shall (i) on or before the thirtieth Trading Day (as such term is defined in Section 2.9(e)) after the Borrower files its Annual Report on Form 10-K for the fiscal year ended January 2, 2015 and each of the fiscal years ending on or about December 31, 2015, 2016 and 2017, or (ii) if the Borrower is not then required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, on or before each of January 31, 2015, January 31, 2016, January 31, 2017 and January 31, 2018, as applicable, prepay a portion of the Principal Amount of the Notes equal to the difference between (A) 15% of the Development/Commercialization Revenue actually received by the Borrower during the previous fiscal year and (B) the Quarterly Prepayment Amount for such previous fiscal year.

The Borrower shall provide to the Purchasers at least five Business Days notice prior to each such prepayment date the calculation of such Development/Commercialization Revenue for the relevant fiscal year, together with the basis for such calculation, and shall promptly provide to the Purchasers such information as the Purchasers shall reasonably request to permit the Purchasers to verify each such calculation.

The Principal Amount of the Notes to be prepaid pursuant to this subsection (a) with respect to any fiscal year shall not exceed the lesser of (i) the sum of the Quarterly Prepayment Amount and any further amounts payable pursuant to the preceding two paragraphs and (ii) $27,500,000 (the “Maximum Annual Prepayment Amount”).

Purchasers shall notify Borrower in writing within five Business Days of the receipt of such calculation, of their election to require a prepayment and the amount of such prepayment (each, an “Election Notice”). Upon Purchasers’ receipt of each of the prepayments specified in this Section 2.2(a) (each, a “Mandatory Prepayment Amount”), the Principal Amount shall be reduced by such Mandatory Prepayment Amount.

(b) On the Maturity Date, the outstanding Principal Amount of the Notes shall become due and payable, together with any other accrued and unpaid Obligations.

(c) On a Major Transaction Put Date, the Borrower shall prepay the Notes in full by paying Purchasers simultaneously with the consummation of the Major Transaction an amount equal to the Prepayment Price.

(d) Prior to any Intellectual Property Sale, Borrower shall notify the Purchasers in writing and, at the Purchaser’s election, prepay the Principal Amount of the Notes in an amount equal to (i) 100% of the cash proceeds of any Intellectual Property Sale of Intellectual Property relating to cabozantinib, and (ii) 50% of the cash proceeds of any Intellectual Property Sale of any other Intellectual Property, in each case when and as such cash proceeds are received (including any cash proceeds from any subsequent sale of any non-cash proceeds received from such Intellectual Property Sale) and net of any fees and expenses and estimated taxes payable in respect of such Intellectual Property Sale.

(e) The Borrower may prepay the Notes by paying to the Purchasers (i) at any time prior to July 1, 2015, (1) the outstanding Principal Amount of the Notes, (2) all accrued and unpaid interest through the date of such prepayment payment, (3) all interest that would accrue on the Principal Amount from the date of prepayment through the applicable Maturity Date if the outstanding Principal Amount of the Notes as of such date were to remain outstanding through the applicable Maturity Date, and (4) all other accrued and unpaid Obligations, and (ii) from and after an Extension, (1) an amount equal to 105% of the outstanding Principal Amount of the Notes, (2) all accrued and unpaid interest through the date of such prepayment payment, and (3), if prior to July 1, 2017, all interest that would accrue on the Principal Amount from the date of prepayment through July 1, 2017 if the outstanding Principal Amount of the Notes as of such date were to remain outstanding through July 1, 2017, and (4) all other accrued and unpaid Obligations (collectively the “Prepayment Price”).”

n. The last full sentence of Section 2.8 of the Purchase Agreement is hereby deleted in its entirety and the following is inserted in substitution therefor:

“Any such interest shall be in addition to any interest otherwise payable under Section 2.7 or Section 2.10, as applicable, and shall be payable on demand.”

o. Section 2.9 of the Purchase Agreement is hereby amended to delete the reference to the words “Optional Prepayment Amount” where it appears therein and insert in substitution therefor the term “Prepayment Price”. In addition, from and after an Extension, the maximum number of shares of Common Stock specified in Section 2.9(i) shall be replaced with 33,889,596 shares of Common Stock.

p. Article II of the Purchase Agreement is hereby amended by adding the following new subsection 2.10 thereto:

“Section 2.10. Extension of Maturity. Subject to the terms of this Section 2.10, Borrower may, unless expressly waived in writing by Borrower prior to such date, by written notice to Purchasers prior to March 31, 2015, elect to extend the Maturity Date to July 1, 2018 (“Extension Election” and the date of such Extension Election, the “Election Date”).

In the event of an Extension Election by Borrower, on July 1, 2015: (i) Borrower shall pay the Prepayment Price less such amount as shall cause the Principal Amount after such payment to be One Hundred Thousand Dollars ($100,000), (ii) Purchasers shall, sell, assign and transfer the Notes, together with all collateral and security for the Obligations and all rights, title and interest in the Financing Documents to Assignees, for One Hundred Thousand Dollars ($100,000), plus all accrued and unpaid interest, (iii) Assignees shall loan to Borrower an amount equal to Ninety Nine Million Nine Hundred Thousand Dollars ($99,900,000) (such amounts to be allocated among the Assignees at their own discretion) such that the Principal Amount following such loans equals One Hundred Million Dollars ($100,000,000), (iv) the Borrower shall execute and deliver to Assignees amended and restated notes in the form of Exhibit A to the Third Amendment in the then outstanding Principal Amount of the Notes after giving effect to such readvance, in substitution for and replacement of the Notes, and (v) notwithstanding anything to the contrary contained in, and in lieu of Section 2.7, (1) the outstanding Principal Amount of the Notes shall thereafter bear interest at the rate of fifteen percent (15%) per annum, payable quarterly, in arrears, on each March 31, June 30, September 30 and December 31, with any partial quarterly periods being pro-rated based on a 365 day or 366 day year, as applicable, (2) on each such quarterly interest payment date one half of the interest payable on the outstanding Principal Amount of the Notes shall be automatically added to the outstanding Principal Amount of the Notes and bear interest as provided herein and one half of the interest payable on the outstanding Principal Amount of the Notes shall be payable in cash on each such quarterly interest payment date, and (3) Section 2.7 shall cease to have any force or effect. For the avoidance of doubt, the transactions contemplated in clauses (i), (ii) and (iii) may occur substantially concurrently and if so directed by Borrower, the Assignees shall make the advances contemplated under clause (iii) (prior to any repayment under clause (i)) directly to an escrow account in the name of Borrower, subject to a first priority lien in favor of Assignees, to be disbursed by the escrowee to Purchasers, on behalf of Borrower, pursuant to written escrow instructions from Assignees and Borrower, in payment of the amount due to Purchasers set forth in (i) above.

In the event Borrower makes an Extension Election, the term of the Warrants shall automatically be extended by two years beyond their current Ending Date (as defined in the Warrants) and the Exercise Price (as defined in the Warrants) shall be adjusted to the lesser of (i) the Exercise Price as set forth in Section 3(c) of the Third Amendment and (ii) 120% of the Volume Weighted Average Price of the Common Stock for the ten (10) Trading Days immediately following the Extension Election.

Purchasers’ and Assignees’ obligation to extend the Maturity Date pursuant to this Section 2.10 is subject to the following conditions precedent:

(1) No Event of Default shall have occurred or be continuing on either the Election Date or July 1, 2015;

(2) As of both the Election Date and July 1, 2015, the representations and warranties of Borrower contained in this Agreement are (i) in the case of representations and warranties qualified by “materiality,” “Material Adverse Effect” or similar language, true and correct in all respects and (ii) in the case of all other representations and warranties, true and correct in all material respects, in each case on and as of the date hereof, true and correct after giving effect to the consents, waivers and amendments herein (including with respect to any particular representations or warranties as contemplated or delivered hereunder), except to the extent that any such representation or warranty relates to a specific date, in which case such representation and warranty shall be true and correct in all respects or all material respects, as applicable, as of such earlier date; and

(3) Borrower shall have executed and delivered to Assignees amended and restated Notes, in the form of Exhibit A to the Third Amendment.

q. Sections 5.4, 5.5 and 5.6 of the Purchase Agreement are hereby amended to delete the reference to the words “Put Price” wherever they appear therein and insert in substitution therefor the words “Prepayment Price”.

r. Article III of the Purchase Agreement is hereby amended by adding the following new subsection 3.3(h):

The Assignees’ receipt of the Warrants will not cause either Purchaser to own, or be treated as owning under the attribution rules of Section 871(h)(3)(C), 10% or more of the total combined voting power of the stock of Borrower.

3. Conditions Precedent. The effectiveness of this Amendment is subject to the following conditions precedent:

a. Delivery of Documents. The following shall have been delivered to Purchasers, each duly executed and in form and substance satisfactory to Purchasers in their sole discretion:

i.	this Amendment;

ii.	evidence of the due authorization of this Amendment by Borrower’s board of directors; and

iii.	a Registration Rights Agreement in the form of Exhibit B to this Amendment.

b. Performance; No Default. Borrower shall have performed and complied with all agreements and conditions contained in the Purchase Agreement and the other Financing Documents to be performed by or complied with by Borrower prior to the date hereof in all respects, and, after giving effect to this Amendment, no Event of Default shall exist or be created hereby.

c. Delivery of Warrants. Upon the date of this Amendment, Borrower shall issue to the Assignees Warrants to Purchase, in the aggregate, one million (1,000,000) shares of Common Stock (the “Warrants”) in the form annexed hereto as Exhibit C containing an initial Exercise Price (as defined in the Warrants) equal to $9.70. Prior to the delivery of Warrants, each Assignee shall provide the Borrower with IRS Form W-9 or the applicable IRS Form W-8 (including all required attachments).

All Warrants that are issued pursuant to this Amendment shall be allocated to Assignees in such ratio as Assignees shall provide the Borrower at any time and from time to time.

4. Representations and Warranties. Borrower hereby represents and warrants to Purchasers and Assignees as follows:

a. As of the date hereof, the representations and warranties of Borrower contained in the Financing Documents are (i) in the case of representations and warranties qualified by “materiality,” “Material Adverse Effect” or similar language, true and correct in all respects and (ii) in the case of all other representations and warranties, true and correct in all material respects, in each case on and as of the date hereof, except to the extent that any such representation or warranty relates to a specific date, in which case such representation and warranty shall be true and correct in all respects or all material respects, as applicable, as of such earlier date;

b. The execution, delivery and performance by Borrower of this Amendment, the Warrants, the Registration Rights Agreement and Amended and Restated Notes (i) are within Borrower’s corporate powers, (ii) have been duly authorized by all necessary action pursuant to its Organizational Documents, (iii) require no further action by or in respect of, or filing with, any Government Authority, except for such registrations and filings in connection with the issuance of the shares of Common Stock pursuant to Section 2.9 of the Purchase Agreement or required pursuant to the terms of the Warrants and the Registration Rights Agreement and (iv) do not violate, conflict with or cause a breach or a default under any provision of applicable law or regulation or of Borrower’s Organizational Documents or of any agreement, judgment, injunction, order, decree or other instrument binding upon Borrower;

c. This Amendment constitutes the valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to the enforcement of creditor’s rights generally and by general equitable principles;

d. No Event of Default exists;

e. The Notes, as amended pursuant to this Agreement constitute, and upon (i) any assignment thereof to Assignees, (ii) the making of a loan pursuant to Section 2.10 of the Purchase Agreement by Assignees in the amount of any principal paid by Borrower on or about the original Maturity Date pursuant to Section 2.10 of the Purchase Agreement, and (iii) the extension of the Maturity Date as provided in Section 2.10 of the Purchase Agreement, will continue to constitute, Senior Indebtedness as such term is defined in the Supplemental Indenture, and upon any such assignment and loan of repaid principal, Assignees will be holders of Senior Indebtedness as to all outstanding amounts (including, without limitation, the amount of such loan) and entitled to all of the rights and benefits to which such a holder is entitled under the Supplemental Indenture, including, without limitation, the provisions of Article 5 thereof; and

f. The Warrants and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), have been duly authorized and the Warrant Shares when issued, delivered and paid for in accordance with the terms of the Warrants, will have been validly issued and will be fully paid and nonassessable. There are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of any shares of Common Stock pursuant to the Borrower’s Organizational Documents or any agreements to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries is bound.

5. No Further Amendments; Ratification of Liability. Except as amended hereby, the Purchase Agreement and each of the other Financing Documents shall remain in full force and effect in accordance with their respective terms. Borrower as debtor, grantor, pledgor, guarantor or assignor, or in any similar capacity in which it has granted Liens or acted as an accommodation party or guarantor, as the case may be, hereby ratify, confirms and reaffirms its liabilities, their payment and performance obligations (contingent or otherwise) and their agreements under the Purchase Agreement and the other Financing Documents to the extent such Person is a party thereto, all as amended by this Amendment, and the liens and security interests granted, created and perfected thereby. The Purchasers’ and Assignees’ agreement to the terms of this Amendment or any other amendment of the Purchase Agreement or any other Financing Document shall not be deemed to establish or create a custom or course of dealing among Borrower, Purchasers, Assignees, or any of them. This Amendment, together with the Warrants and the Registration Rights Agreement and the other Financing Documents, contains the entire agreement among Borrower, Purchasers and Assignees contemplated by this Amendment.

6. Release. By execution of this Amendment, Borrower acknowledges and confirms that it does not as of the date hereof have any offsets, defenses or claims arising out of or relating to this Amendment, the Purchase Agreement or the other Financing Documents against any Purchaser, Assignee, or any of their subsidiaries, affiliates, officers, directors, employees, agents, attorneys, predecessors, successors or assigns whether asserted or unasserted. To the extent that such offsets, defenses or claims may exist as of the date hereof, Borrower for itself and its successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs and executors, as applicable (collectively, “Releasors”), releases and forever discharges each Purchaser, Assignee and their subsidiaries, affiliates, officers, directors, employees, agents, attorneys, predecessors, successors and assigns, both present and former (collectively, the “Purchaser Affiliates”) of and from any and all manner of actions, causes of action, torts, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, asserted or unasserted, in law or in equity, arising out of or relating to this Amendment, the Purchase Agreement and the other Financing Documents which Releasors ever had or now have against Purchasers, Assignees and/or Purchaser Affiliates, including, without limitation, any presently existing claim or defense whether or not presently suspected, contemplated or anticipated.

7. Severability. In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

8. Headings. Headings and captions used in this Amendment (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.

9. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AMENDMENT SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5/1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF SUCH STATE. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN OR THE CITY OF SAN FRANCISCO FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR OTHER PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT THAT SUCH COURT, ACTION OR PROCEEDING IS IMPROPER OR IS AN INCONVENIENT VENUE FOR SUCH PROCEEDING. FINAL NON-APPEALABLE JUDGMENT AGAINST ANY PARTY IN ANY SUCH ACTION, SUIT OR OTHER PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY JURISDICTION BY SUIT ON THE JUDGMENT. NOTHING CONTAINED IN ANY FINANCING DOCUMENT SHALL AFFECT THE RIGHT OF THE PURCHASERS TO COMMENCE LEGAL PROCEEDINGS IN ANY COURT HAVING JURISDICTION, OR CONCURRENTLY IN MORE THAN ONE JURISDICTION, OR TO SERVE PROCESS, PLEADINGS AND OTHER LEGAL PAPERS UPON THE BORROWER IN ANY MANNER AUTHORIZED BY THE LAWS OF ANY SUCH JURISDICTION. THE BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO ANY FINANCING DOCUMENT, BROUGHT IN

THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY CLAIM THAT ANY SUCH ACTION, SUIT OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

10. WAIVER OF JURY TRIAL. BORROWER, PURCHASERS AND ASSIGNEES HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AMENDMENT, ANY OF THE OTHER FINANCING DOCUMENTS, THE OBLIGATIONS, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY SUCH OBLIGOR OR LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP AMONG BORROWER, PURCHASERS AND ASSIGNEES. IN NO EVENT SHALL ANY PARTY BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

11. Notices. The addresses for any notice, request or other communication pursuant to Section 6.1 of the Purchase Agreement are hereby revised as follows for Borrower and set forth as follows for the Assignees:

If to Borrower:

Exelixis, Inc.

210 East Grand Ave.

South San Francisco, CA 94080

Fax: (650) 837-7951

Attn: Executive Vice President and General Counsel

With a courtesy copy to:

Cooley LLP

101 California Street

San Francisco, CA 94111

Fax: (415) 693-2222

Attn: Gian-Michele a Marca, Esq.

For the Assignees c/o:

Deerfield Mgmt, L.P.

780 Third Avenue, 37th Floor

New York, New York 10017

Fax: (212) 599-1248

Attn: Alexander Karnal

With a courtesy copy to:

Katten Muchin Rosenman LLP

575 Madison Avenue

New York, New York 10022

Fax: (212) 940-8776

Attn: Robert I. Fisher

12. Counterparts; Integration. This Amendment may be executed and delivered via facsimile with the same force and effect as if an original were executed and may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument. This Amendment constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment shall be considered part of the Purchase Agreement and shall be a Financing Document for all purposes under the Purchase Agreement and other Financing Documents.

[Remainder of Page Intentionally Left Blank, signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

BORROWER:

EXELIXIS, INC.

By:	/s/ Micheal M. Morrissey
Name:	Micheal M. Morrissey
Title:	President and Chief Executive Officer

PURCHASERS:

DEERFIELD PRIVATE DESIGN FUND, L.P.

By:	Deerfield Mgmt, L.P., General Partner
By:	J.E. Flynn Capital, LLC, General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

DEERFIELD PRIVATE DESIGN INTERNATIONAL, L.P.

By:	Deerfield Mgmt, L.P., General Partner
By:	J.E. Flynn Capital, LLC, General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

ASSIGNEES:

DEERFIELD PARTNERS, L.P.

By:	Deerfield Mgmt, L.P., General Partner
By:	J.E. Flynn Capital, LLC, General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

DEERFIELD INTERNATIONAL MASTER FUND, L.P.

By:	Deerfield Mgmt, L.P., General Partner
By:	J.E. Flynn Capital, LLC, General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

Exhibit A

Form of Amended and Restated Notes

AMENDED AND RESTATED SECURED CONVERTIBLE NOTE

THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULE 144 UNDER SAID ACT.

THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”). THE FOLLOWING INFORMATION IS BEING PROVIDED PURSUANT TO TREASURY REGULATION SECTION 1.275-3:

ISSUE PRICE:	$
AMOUNT OF OID:	$
ISSUE DATE:		July 1, 2015
MATURITY DATE:		July 1, 2018

July 1, 2015

FOR VALUE RECEIVED, EXELIXIS, INC., a Delaware corporation (the “Issuer”), by means of this Amended and Restated Secured Convertible Note (this “Note”), hereby unconditionally promises to pay to             (the “Holder”), a principal amount equal to ($            ) (or such lesser amount as may be outstanding under this Note as result of prepayments and conversions by the Borrower pursuant to the Note Purchase Agreement (as defined below)), in lawful money of the United States of America and in immediately available funds, on the dates provided in the Note Purchase Agreement.

This Note is a “Note” referred to in the Note Purchase Agreement dated as of June 2, 2010 among the Issuer, the Holder and the other parties thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), with respect to the purchase of this Note by the Holder thereunder. Capitalized terms used herein and not expressly defined in this Note shall have the respective meanings assigned to them in the Note Purchase Agreement. All Obligations of the Issuer under this Note are secured as provided in the Security Agreement.

This Note shall bear interest on the Principal Amount hereof in the amounts set forth in and pursuant to the provisions of the Note Purchase Agreement. This Note is subject to the voluntary and mandatory prepayment provisions set forth in the Note Purchase Agreement.

The Issuer shall make all payments to the Holder of interest and principal under this Note in the manner provided in and otherwise in accordance with the Note Purchase Agreement. The principal amount of this Note may be converted into shares of Common Stock as set forth in the Note Purchaser Agreement. On July 1, 2018 and on any Major Transaction Put Date, the Principal Amount of this Note shall become due and payable.

If default is made in the punctual payment of principal or any other amount under this Note in accordance with the Note Purchase Agreement, or if any other Event of Default has occurred, this Note shall, at the Holder’s option exercised at any time upon or after the occurrence of any such payment default or other Event of Default and in accordance with the applicable provisions of the Note Purchase Agreement, become immediately due and payable.

All payments of any kind due to the Holder from the Issuer pursuant to this Note shall be made in the full face amount thereof, other than Excluded Taxes and Taxes for which the Holder (as a “Purchaser”) is responsible for pursuant to Section 2.5(b) of the Note Purchase Agreement. The Issuer shall pay all and any costs (administrative or otherwise) imposed by banks, clearing houses, or any other financial institution, in connection with making any payments hereunder, except for any costs imposed by the Holder’s banking institutions.

The Issuer shall pay all reasonable costs of collection, including, without limitation, all reasonable, documented legal expenses and attorneys’ fees, paid or incurred by the Holder in collecting and enforcing this Note.

The Issuer and every endorser of this Note, or the obligations represented hereby, expressly waives presentment, protest, demand, notice of dishonor or default, and notice of any kind with respect to this Note and the Note Purchase Agreement or the performance of the obligations under this Note and/or the Note Purchase Agreement. No renewal or extension of this Note or the Note Purchase Agreement, no release of any Person primarily or secondarily liable on this Note or the Note Purchase Agreement, including the Issuer and any endorser, no delay in the enforcement of payment of this Note or the Note Purchase Agreement, and no delay or omission in exercising any right or power under this Note or the Note Purchase Agreement shall affect the liability of the Issuer or any endorser of this Note.

No delay or omission by the Holder in exercising any power or right hereunder shall impair such right or power or be construed to be a waiver of any default, nor shall any single or partial exercise of any power or right hereunder preclude the full exercise thereof or the exercise of any other power or right. The provisions of this Note may be waived or amended only in a writing signed by the Issuer and the Holder. This Note may be prepaid in whole or in part without premium or penalty, including in shares of Common Stock in accordance with the provisions of the Note Purchase Agreement.

THIS NOTE, AND ANY RIGHTS OF THE HOLDER ARISING OUT OF OR RELATING TO THIS NOTE, MAY, AT THE OPTION OF THE HOLDER, BE ENFORCED BY THE HOLDER IN THE COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK OR IN ANY OTHER COURTS HAVING JURISDICTION. FOR THE BENEFIT OF THE HOLDER, THE ISSUER HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION, SUIT OR OTHER

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PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND HEREBY CONSENTS THAT PERSONAL SERVICE OF SUMMONS OR OTHER LEGAL PROCESS MAY BE MADE AS SET FORTH IN SECTION 6.1 OF THE NOTE PURCHASE AGREEMENT, WHICH SERVICE THE ISSUER AGREES SHALL BE SUFFICIENT AND VALID. THE ISSUER HEREBY WAIVES ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED BY THIS NOTE.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed in such State, without giving effect to the conflicts of laws principles thereof other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.

Whenever this Note is held by a noteholder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”), then it is the intention of the Issuer and such noteholder that (x) all interest accrued and paid on this Note will qualify for exemption from United States withholding tax as “portfolio interest” because this Note is an obligation which is in “registered form” within the meaning of Sections 871(h)(2)(B) and 881(c)(2)(B) of the Code and the applicable Treasury Regulations promulgated thereunder, and (y) as such, all interest accrued and paid on this Note will be exempt from United States information reporting under Sections 6041 and 6049 of the Code and United States backup withholding under Section 3406 of the Code. The Issuer and the Holder shall reasonably cooperate with one another, and execute and file such forms or other documents, or do or refrain from doing such other acts, as may be required, to secure such exemptions from United States withholding tax, information reporting, and backup withholding. In furtherance of the foregoing, any Holder, transferee or assignee noteholder that is not a United States person shall represent, warrant and covenant to the Issuer that (i) such noteholder is not, and will not be as long as any amounts due under this Note have not been paid in full, a “United States person,” within the meaning of Section 7701(a)(30) of the Code; (ii) such noteholder is not, and will not be as long as any amounts due under this Note have not been paid in full, a person described in Section 881(c)(3) of the Code; (iii) on or prior to the date of transfer or assignment (and on or prior to the date the form provided pursuant to this clause (iii) is no longer valid) until all amounts due under this Note have been paid in full, such noteholder shall provide the Issuer with a properly executed U.S. Internal Revenue Service (“IRS”) Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding (or any successor form prescribed by the IRS), certifying as to such noteholder’s status for purposes of determining exemption from United States withholding tax, information reporting and backup withholding with respect to all payments to be made to such noteholder hereunder; (iv) if an event occurs that would require a change in the exempt status of such noteholder or any of the other information provided on the most recent IRS Form W-8BEN (or successor form) previously submitted by such noteholder to the Issuer, such noteholder will so inform the Issuer in writing (or by submitting to the Issuer a new IRS Form W-8BEN or successor form) within 30 days after the occurrence of such event; and (v) such noteholder will not assign or otherwise transfer this Note or any of its rights hereunder except in accordance with the provisions hereof. In the case of a Holder that is not a United States person and that, for U.S. federal income tax purposes, is treated

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as (A) a partnership (i) the representations, warranties and covenants set forth in the preceding sentence shall apply to such Holder and the Holder’s partners or members that are the beneficial owners of this Note for U.S. federal income tax purposes and are not United States persons, and (ii) such Holder shall provide the Issuer with an IRS Form W-8IMY along with an IRS Form W-8BEN for each of such Holder’s partners or members (or an IRS Form W-8IMY with applicable IRS W-8BEN forms for such Holder’s partners or members) or (B) a disregarded entity, the representations, warranties and covenants set forth in the preceding sentence shall apply to such Holder’s beneficial owner. A Holder that is not a United States person and that is treated as a partnership or disregarded entity for U.S. federal income tax purposes shall, in lieu of an IRS Form W-8, provide IRS Form W-9 certifying exemption from U.S. backup withholding with respect to any of such Holder’s partners or members that are United States persons.

In order to qualify as a “registered note” for purposes of the Code, transfer of this Note may be effected only by (i) surrender of this Note to the Issuer and the re-issuance of this Note to the transferee, or the Issuer’s issuance to the Holder of a new note in the same form as this Note but with the transferee denoted as the Holder, or (ii) the recording of the identity of the transferee by the Affiliate of the Holder that is maintaining a record ownership register of this Note as agent to, and on behalf of, the Issuer. Such Affiliate in its capacity as such agent shall notify the Issuer in writing immediately upon any change in such identity. The terms and conditions of this Note shall be binding upon and inure to the benefit of the Issuer and the Holder and their permitted assigns; provided, however, that if any such assignment (whether by operation of law, by way of transfer or participation, or otherwise) is to any noteholder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, then such noteholder shall submit to the Issuer on or before the date of such assignment an IRS Form W-8BEN (or any successor form) certifying as to such noteholder’s status for purposes of determining exemption from United States withholding tax, information reporting and backup withholding with respect to all payments to be made to such noteholder under the new note (or other instrument). Any attempted transfer in violation of the relevant provisions of this Note shall be void and of no force and effect. Until there has been a valid transfer of this Note and of all of the rights hereunder by the Holder in accordance with this Note, the Issuer shall deem and treat the Holder as the absolute beneficial owner and holder of this Note and of all of the rights hereunder for all purposes (including, without limitation, for the purpose of receiving all payments to be made under this Note).

It is the intention of the Issuer and the Holder that this Note is to be a registered instrument and not a bearer instrument and the provisions of this Note are to be interpreted accordingly. This Note is intended to be registered as to both principal and interest and all payments hereunder shall be made to the named Holder or, in the event of a transfer pursuant to the Note Purchase Agreement and this Note, to the transferee identified in the record of ownership of this Note maintained by the Holder on behalf of the Issuer. Transfer of this Note may not be effected except in accordance with the provisions hereof.

This Note constitutes a renewal and restatement of, and replacement and substitution for, that certain Secured Convertible Note dated as of July 2, 2010 in the original principal amount of $            executed by Issuer in favor of Holder, as Assignee of             (the “Prior Note”). The indebtedness evidenced by the Prior Note is continuing indebtedness evidenced hereby and nothing herein shall be deemed to constitute payment, settlement or novation of the Prior Note or to release or otherwise adversely affect any Lien securing such indebtedness.

[Signature Page Follows]

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IN WITNESS WHEREOF, an authorized representative of the Issuer has executed this Note as of the date first written above.

EXELIXIS, INC.

By:
Name:
Title:

Secured Convertible Note issued to

Exhibit B

Form of Registration Rights Agreement

[Filed separately]

Exhibit C

Form of Warrants

[Filed separately]

Exhibit D

Intercompany Subordination Provisions

Each promissory note evidencing intercompany Indebtedness (an “Intercompany Note”) incurred by Borrower owing to any Subsidiary shall have included on its face the following subordination provision (modified as appropriate to reflect the defined terms used in the applicable Intercompany Note):

(a) Anything in this Intercompany Note to the contrary notwithstanding, the Indebtedness evidenced by this Note owed by Borrower shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Obligations (such Obligations and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”).

(i) In the event of any insolvency or bankruptcy proceedings, and any receivership, examinership, liquidation, reorganization or other similar proceedings in connection therewith, relative to Borrower or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of Borrower, whether or not involving insolvency or bankruptcy, then (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness before any holder of this Intercompany Note (a “Holder”) is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Intercompany Note and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution to which such Holder would otherwise be entitled (other than debt securities of the Borrower that are subordinated, to at least the same extent as this Intercompany Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) shall be made to the holders of Senior Indebtedness.

(ii) If any default occurs and is continuing with respect to any Senior Indebtedness (including any Event of Default under the Note Purchase Agreement), then no payment or distribution of any kind or character shall be made by or on behalf of Borrower or any other Person on its behalf with respect to this Intercompany Note.

(iii) If any payment or distribution of any character by Borrower, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of this Intercompany Note shall (despite these subordination provisions) be received by any Holder in violation of clause (i) or (ii) before all Senior Indebtedness shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to the holders of Senior Indebtedness, to the extent necessary to pay all Senior Indebtedness in full in cash.

(iv) To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Intercompany Note by any act or failure to act on the part of Borrower or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Each Holder and Borrower hereby agree that the subordination of this Intercompany Note is for the benefit of the holders of Senior Indebtedness and the holders of Senior Indebtedness are obligees under this Intercompany Note to the same extent as if their names were written herein as such and holders of Senior Indebtedness may proceed to enforce the subordination provisions herein.

(vi) Nothing contained in this subordination provision is intended to or will impair, as between Borrower and each Holder, the obligations of Borrower, which are absolute and unconditional, to pay to such Holder the principal of and interest on this Intercompany Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Holder and other creditors of Borrower other than the holders of Senior Indebtedness.